UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                      Pursuant to Sections 13 and 15(d) of
                       the Securities Exchange Act of 1934

                                October 21, 1999
                Date of Report (Date of earliest event reported)

                           FOSTER WHEELER CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

   New York                        1-286-2                       13-1855904
  (State Of                      (Commission                    (IRS Employer
Incorporation)                   File Number)                Identification No.)

                            Perryville Corporate Park
                              Service Road East 173
                            Clinton, N.J. 08809-4000
                     (Address of Principal Executive Office)

                                 (908) 730-4000
              (Registrant's Telephone Number, Including Area Code)

                                (Not Applicable)
                         (Former Name or Former Address,
                          if Changed Since Last Report)

Item 5. Other Events

On October 21, 1999, the Foster Wheeler Corporation (the "Corporation") announced that it had reached an agreement with the holders of approximately 80% in aggregate principal amount of the bonds issued in connection with the financing of a waste-to-energy plant located in the Village of Robbins, Illinois (the "Robbins Facility"). Under the agreement, a copy of which is annexed hereto as Exhibit 99.1, the $320,000,000 aggregate principal amount of existing bonds will be exchanged for $273,000,000 aggregate principal amount of new bonds, $113,000,000 of which will be funded by payments from the Corporation, and the Corporation will exit from its operating role.

Specific elements of the agreement are as follows:

- The new Corporation-supported bonds will consist of (a) $95,000,000 aggregate principal amount of 7.25% amortizing term bonds, $17,845,000 of which mature on October 15, 2009 and $77,155,000 of which mature on October 15, 2024 and (b) $18,000,000 aggregate principal amount of 7% accretion bonds maturing on October 15, 2009 with all interest to be paid at maturity;

- The Corporation will continue to operate the Robbins Facility until the earlier of the sale of the Robbins Facility or October 15, 2001, on a full-cost reimbursable basis with no operational or performance guarantees;

-    Any  remaining   obligations  of  the  Corporation  under  the  $55,000,000 additional credit support facility in respect of the existing bonds will be terminated;

- The Corporation will continue to prosecute certain pending litigation (the "Retail Rate Litigation") against various officials of the State of Illinois; and

- The Corporation will cooperate with the bondholders in seeking a new owner/operator for the Robbins Facility.

The Corporation does not expect to incur any further operating losses from the Robbins Facility since it will be operating the Robbins Facility for the limited term described above only as custodian for the bondholders and will be fully reimbursed for all of its costs.

In the fourth quarter of 1999, the Corporation will take a pre-tax charge of approximately $214,000,000. This charge will fully write off all existing obligations of the Corporation relating to the Robbins Facility, including the
(a) prepaid  lease  expense,  (b)  $20,350,000  of  outstanding  bonds issued in conjunction with the equity financing of the Robbins Facility and (c) transaction expenses. The liability for all of the Corporation-supported bonds will be recorded at the net present value of $133,350,000. The Corporation is considered to be the primary obligor on these bonds. The ongoing legal expenses relating to the Retail Rate Litigation will be expensed as incurred.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements:

          None.

(b)  Pro Forma Financial Information:

          None.

(c)  Exhibits:

     99.1 Restructuring Agreement, dated as of October 15, 1999, among Foster Wheeler Corporation, RRRP Robbins, Inc., RRRP Illinois, Inc., RRRP Midwest, Inc., Foster Wheeler Power Systems, Inc., Robbins Resource Recovery Partners, L.P. and the Bondholders party thereto.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FOSTER WHEELER CORPORATION

DATE:  November 3, 1999             By:/s/ Thomas R. O'Brien
                                       -----------------------------------------
                                       Thomas R. O'Brien
                                       General Counsel and Senior Vice President
                                         Corporate Affairs